Exhibit 5.1

May 21, 2010

PolyMedix, Inc.
170 N. Radnor-Chester Road
Suite 300
Radnor, Pennsylvania  19087

Re:	Registration Statements on Form S-3

Ladies and Gentlemen:

We have acted as counsel to PolyMedix, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act") on Form S-3 to be filed on the date hereof (the "Registration Statement") of an aggregate of 1,744,136 shares (the "Shares") of the Company's common stock, $0.001 par value per share (the "Common Stock") offered for resale by certain selling stockholders listed in the prospectus contained in the Registration Statement.  Of the Shares: (i) 1,000,000 shares (the "Option Shares") are issuable upon exercise of options (the "Options") to purchase Common Stock and (ii) 744,136 shares ("Warrant Shares") are issuable upon exercise of  outstanding warrants ("Warrants") to purchase shares of Common Stock.

     In our capacity as counsel, you have requested that we render the opinion set forth in this letter and we are furnishing this opinion letter pursuant to Item 601(b)(5) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission ("Commission").

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Warrants, (iii) the Company's Amended and Restated Certificate of Incorporation, as amended to date, (iv) the Company's Amended and Restated By-Laws, as amended to date, (v) certain resolutions of the Company's board of directors, and (vi) such other documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. In addition, we have assumed the due execution, exercise and delivery of the Warrant Shares and the Option Shares in the manner described in the Warrant or applicable Option award documents.

     The law covered by this opinion letter is limited to the laws of the State of Delaware including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that the Warrant Shares and the Option Shares, upon the exercise of Warrants and Options and payment of the consideration therefor provided for in the Warrants and the applicable Option award documents, will be validly issued, fully paid and nonassessable by the Company in accordance with the Delaware General Corporation Law.

     We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus filed as part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

     As counsel to the Company, we have furnished this opinion letter to you in connection with the filing of the Registration Statement. Except as otherwise set forth herein, this opinion letter may not be used, circulated, quoted or otherwise referred to for any purpose or relied upon by any other person without the express written permission of this firm. Further, we undertake no duty to update or modify this opinion in the event of changes to applicable law subsequent to the furnishing of this opinion with the Commission.

Very truly yours,
/s/ Pepper Hamilton LLP
PEPPER HAMILTON LLP